                                                           Registration No. 33
                                                                              --

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933

                               -----------------


                                KMART CORPORATION

              (Exact number of issuer as specified in its charter)


                Michigan                                 38-0729500
      (State or other jurisdiction          (I.R.S. Employer Identification No.)
   of incorporation or organization)


                 3100 West Big Beaver Road, Troy, Michigan 48084
               (Address of Principal Executive Offices) (Zip Code)


                   Kmart Corporation 2001 Broad-Based Employee
                       Long-Term Equity Compensation Plan

                            (Full title of the plan)


                              James E. Defebaugh IV
                          Vice President and Secretary
                                Kmart Corporation
                            3100 West Big Beaver Road
                              Troy, Michigan 48084
                     (Name and Address of agent for service)
           Telephone number, including area code, of agent of service:
                                  248-463-5021

                          Copies of Communications to:
                               Verne C. Hampton II
                             Dickinson Wright PLLC
                            500 Woodward, Suite 4000
                             Detroit, Michigan 48226

                  Approximate date of proposed public offering:
 As soon as practicable after the effective date of this Registration Statement

                         CALCULATION OF REGISTRATION FEE



                                              Proposed Maximum                 Proposed
Title of Securities     Amount to be          Offering Price Per            Maximum Aggregate              Amount of
to be Registered        Registered                Share*                     Offering Price             Registration Fee


Common Stock ($1 par     18,000,000              $  9.25                        $ 166,500,000             $ 41,625
value)......               shs.


*Based upon the market price on March 2, 2001

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
ITEM 3.

Kmart Corporation (the "Company) hereby incorporates by reference in this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the "Commission") under the Securities Exchange Act of 1934, as amended (the "Exchange Act"):

         1. The Company's Annual Report on Form 10-K for the year ended January 26, 2000.

         2. The Company's Quarterly Report on Form 10-Q for the quarters ended April 26, 2000, July 26, 2000 and October 25, 2000.

         3. The description of the Common Stock, $1.00 par value, of the Company set forth in the Prospectus of the Company dated June 6, 1996 which was part of Amendment No. 1 to Registration Statement No. 33-64905.

All documents subsequently filed with the Commission by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated herein by reference and to be a part hereof from the dates of filing of such documents.

ITEM 4.        DESCRIPTION OF SECURITIES

Not Applicable.

ITEM 5.        INTEREST OF NAMED EXPERTS AND COUNSEL

Not Applicable.

ITEM 6.        INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Company's Bylaws and the Michigan Business Corporation Act permit the Company's officers and directors to be indemnified under certain circumstances for expenses and in some instances, for judgments, fines or amounts paid in settlement of civil, criminal, administrative and investigative suits or proceedings, including those involving alleged violations of the Securities Act of 1933, as amended (the "Act"). In addition, the Company maintains directors' and officers' liability insurance which, under certain circumstances, would cover alleged violation of the Act. Insofar as indemnification for liabilities arising under the Act may be permitted to officers and directors pursuant to the foregoing provisions, the Company has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. Therefore in the event that a claim for such indemnification is asserted by any officer or director, the Company (except insofar as such claim seeks reimbursement by the Company of the expenses paid or incurred by an officer or director in the successful defense of any action, suit or proceeding) will, unless the matter has heretofore been adjudicated by precedent deemed by the Company to be controlling, submit to a court of appropriate jurisdiction the question of whether or not the indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

ITEM 7.        EXEMPTION FROM REGISTRATION CLAIMED

Not Applicable.


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ITEM 8.        EXHIBITS

The following exhibits are filed herewith:


         Exhibit
         Number            Exhibit
         ------            -------


             5             Opinion and consent of Dickinson Wright PLLC

            10(a) Kmart Corporation 2001 Broad-Based Employee Long-Term Equity Compensation Plan

            24             Consent of PricewaterhouseCoopers LLP



ITEM 9.        UNDERTAKINGS

The undersigned Company hereby undertakes: 1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any Prospectus required by Section 10(a)
(3) of the Securities Act of 1933; (ii) to reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement. (2) That, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The undersigned Company hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company, in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether or not such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


               Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Troy and State of Michigan on March
5, 2001.


                  KMART CORPORATION

                     By       /s/ Charles C. Conaway
                              ----------------------------------------
                              (Charles C. Conaway)
                              Chairman of the Board and Chief Executive Officer



               Pursuant to the requirements of the Securities Act of 1933, this Registration Statement or amendment thereto has been signed below by the following persons in the capacities indicated on March 5, 2001.

SIGNATURE                                         TITLE                                 SIGNATURE                      TITLE


     /s/ Charles C. Conaway               Chairman of the Board
   -----------------------------          and Chief Executive Officer                /s/ Willie D. Davis               Director
     (Charles C. Conaway)                 (Principal Executive Officer)           --------------------------
                                          and Director                               (Willie D. Davis)

     /s/ Martin E. Welch III              Executive Vice President and               /s/ Joseph P. Flannery            Director
   -----------------------------          Chief Financial Officer                 --------------------------
     (Martin E. Welch III)                (Principal Financial Officer)              (Joseph P. Flannery)

     /s/ Matthew F. Hilzinger             Vice President, Controller                 /s/ Robert D. Kennedy             Director
   -----------------------------          (Principal                              --------------------------
     (Matthew F. Hilzinger)               Accounting Officer)                        (Robert D. Kennedy)

     /s/ James B. Adamson                 Director                                   /s/ J. Richard Munro              Director
   -----------------------------                                                  --------------------------
     (James B. Adamson)                                                              (J. Richard Munro)

     /s/ Lilyan H. Affinito               Director                                   /s/ Robin B. Smith                Director
   -----------------------------                                                  --------------------------
     (Lilyan H. Affinito)                                                            (Robin B. Smith)

     /s/ Joseph A. Califano, Jr.          Director                                   /s/ Thomas T. Stallkamp           Director
   -----------------------------                                                  --------------------------
     (Joseph A. Califano, Jr.)                                                       (Thomas T. Stallkamp)
                                          Director
     /s/ Richard G. Cline)                                                           /s/ James O. Welch, Jr.           Director
   -----------------------------                                                  -------------------------
     (Richard G. Cline)                                                              (James O. Welch, Jr.)

                                  Exhibit Index



Exhibit
Number                   Exhibit

 5                 Opinion and consent of Dickinson Wright PLLC

10(a) Kmart Corporation 2001 Broad-Based Employee Long-Term Equity Compensation Plan

24                 Consent of PricewaterhouseCoopers LLP